Exhibit 99.1

Andeavor Logistics LP Announces Closing of $1.75 Billion of Inaugural Investment Grade Senior Notes

SAN ANTONIO, TEXAS – November 28, 2017 - Andeavor Logistics LP (NYSE: ANDX) announced today that it completed a public offering of $500,000,000 3.500% Senior Notes due 2022 (the “2022 Notes”), $750,000,000 4.250% Senior Notes due 2027 (the “2027 Notes”), and $500,000,000 5.200% Senior Notes due 2047 (the “2047 Notes” and, together with the 2022 Notes and the 2027 Notes, the “Notes”).

“We are very pleased with the results of our inaugural investment grade debt offering” said Steven Sterin, President and CFO of Andeavor Logistics’ general partner. “The use of these proceeds to refinance existing debt will reduce our annual interest costs by over $25 million.” Sterin further commented, “achieving an investment grade rating and realizing these savings supports our previously communicated financial targets.”

The 2022 Notes were issued at a price of 99.690%, the 2027 Notes were issued at a price of 99.822% and the 2047 Notes were issued at a price of 99.668%. The Notes include accrued interest from November 28, 2017.

Andeavor Logistics intends to use the net proceeds from the offering to redeem all of the outstanding 5.875% Senior Notes due 2020 and 6.125% Senior Notes due 2021, repay borrowings under Andeavor Logistics’ dropdown credit facility and for general partnership purposes (including the repayment of amounts outstanding under Andeavor Logistics’ general corporate credit facility).

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., MUFG Securities Americas Inc., TD Securities (USA) LLC and U.S. Bancorp Investments, Inc. acted as joint book-running managers for the offering. SMBC Nikko Securities America, Inc. and Tudor, Pickering, Holt & Co. Securities, Inc. acted as the co-managers for the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any of these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Andeavor Logistics LP

Andeavor Logistics LP is a leading full-service logistics company operating primarily in the western and mid-continent regions of the United States. Andeavor Logistics owns and operates a network of crude oil, refined products and natural gas pipelines. Andeavor Logistics also owns and operates crude oil and refined products truck terminals, marine terminals and dedicated storage facilities. In addition, Andeavor Logistics owns and operates natural gas processing and fractionation complexes. Andeavor Logistics is a fee-based, growth oriented Delaware limited partnership formed by Andeavor.

Forward Looking Statements

This communication contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements, which involve risks, uncertainties and assumptions that are difficult to predict. They include, without limitation, statements related to the debt offering, the expected benefits thereof, the Company’s previously communicated financial targets, and the expected use of proceeds. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. A number of factors could cause our actual results to differ, possibly materially, from the anticipated results indicated in or implied by these forward-looking statements. Such factors include those detailed in our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and registration statement on Form S-3 (Reg. No. 333-221549) filed with the SEC on November 14, 2017 (the “Form S-3”) that are available on our website at http://andeavorlogistics.com/ and on the SEC’s website at http://www.sec.gov. Our forward-looking statements are based on assumptions that we to be reasonable but that may not prove to be accurate. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, except as required by applicable law or regulation. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact:

Investors:

Andrew Woodward, Sr. Director, Finance and Investor Relations, (210) 626-7202

Media:

Andeavor Media Relations, media@andeavor.com, (210) 626-7702